POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Frederick C. Herbst and Walter K. Horn as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Arbor Realty Trust, Inc., a Maryland corporation including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

This power of attorney
shall be valid from the date hereof until revoked by the undersigned.


IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 3rd day of February, 2004.

/s/ C. Michael Kojaian
C. Michael
Kojaian